                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                            MONTHLY SERVICER'S REPORT

                                                                                 Settlement Date                       3/31/2003
                                                                                 Determination Date                    4/10/2003
                                                                                 Distribution Date                     4/15/2003

I.      All Payments on the Contracts                                                                               1,655,166.53
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                            61,156.11
III.    Repurchased Contracts                                                                                               0.00
IV.     Investment Earnings on Collection Account                                                                           1.06
V.      Servicer Monthly Advances                                                                                      22,898.83
VI.     Distribution from the Reserve Account                                                                               0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                             2,832.54
VIII.   Transfers to the Pay-Ahead Account                                                                             (2,656.62)
IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                           (1.06)
          (b)  To Sellers with respect to the Pay-Ahead Account                                                            (0.24)
X. Deposits in error                                                                                                        0.00

Total available amount in Collection Account                                                                         $1,739,397.15
                                                                                                                     =============



DISTRIBUTION AMOUNTS                                                    Cost per $1000
---------------------------------------------                           --------------

1.    (a) Class A-1 Note Interest Distribution                                                       0.00
      (b) Class A-1 Note Principal Distribution                                                      0.00
          Aggregate Class A-1 Note Distribution                            0.00000000                                      0.00

2.    (a) Class A-2 Note Interest Distribution                                                       0.00
      (b) Class A-2 Note Principal Distribution                                                      0.00
          Aggregate Class A-2 Note Distribution                            0.00000000                                      0.00

3.    (a) Class A-3 Note Interest Distribution                                                       0.00
      (b) Class A-3 Note Principal Distribution                                                      0.00
          Aggregate Class A-3 Note Distribution                            0.00000000                                      0.00

4.    (a) Class A-4 Note Interest Distribution                                                       0.00
      (b) Class A-4 Note Principal Distribution                                                      0.00
          Aggregate Class A-4 Note Distribution                             0.00000000                                      0.00

5.    (a) Class A-5 Note Interest Distribution                                                       0.00
      (b) Class A-5 Note Principal Distribution                                                      0.00
          Aggregate Class A-5 Note Distribution                             0.00000000                                      0.00

6.    (a) Class A-6 Note Interest Distribution                                                  27,326.61
      (b) Class A-6 Note Principal Distribution                                              1,431,322.34
          Aggregate Class A-6 Note Distribution                            61.54636920                              1,458,648.95

7.     (a) Class B Note Interest Distribution                                                   59,285.00
       (b) Class B Note Principal Distribution                                                       0.00
           Aggregate Class B Note Distribution                              5.56666667                                 59,285.00


8.     (a) Class C Note Interest Distribution                                                   98,822.83
       (b) Class C Note Principal Distribution                                                       0.00
           Aggregate Class C Note Distribution                              5.70833312                                 98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                         13,752.89
       (b)  Reimbursement of prior Monthly Advances                                               30,541.04
               Total Servicer Payment                                                                                   44,293.93

10.  Deposits to the Reserve Account                                                                                    78,346.44

Total Distribution Amount from Collection Account                                                                   $1,739,397.15
                                                                                                                    ==============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers
           (Chase USA) from Excess Collections                                                         0.00
      (b)  Amounts to the Sellers (Chase Manhattan Bank)
           from Excess Collections                                                                     0.00
      (c)  Distribution from the Reserve Account
           to the Sellers (Chase USA)                                                                  0.00
      (d)  Distribution from the Reserve
           Account to the Sellers (Chase Manhattan Bank)                                               0.00
              Total Amounts to Sellers
               (Chase USA & Chase Manhattan Bank)                                                                             0.00
                                                                                                                    ==============

Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead
           Account to the Sellers (Chase USA)                                                          0.12
      (b)  Distribution from the Payahead Account
           to the Sellers (Chase Manhattan Bank)                                                       0.12
              Total Amounts to Sellers
               (Chase USA & Chase Manhattan Bank)                                                                             0.24
                                                                                                                    ==============

                  INTEREST
---------------------------------------------
1.   Current Interest Requirement
        (a) Class A-1 Notes    @             5.845%                                                    0.00
        (b) Class A-2 Notes    @             6.028%                                                    0.00
        (c) Class A-3 Notes    @             6.140%                                                    0.00
        (d) Class A-4 Notes    @             6.250%                                                    0.00
        (e) Class A-5 Notes    @             6.420%                                                    0.00
        (f) Class A-6 Notes    @             6.500%                                               27,326.61
                     Aggregate Interest on Class A Notes                                                                27,326.61
        (g) Class B Notes @                  6.680%                                                                     59,285.00
        (h) Class C Notes @                  6.850%                                                                     98,822.83

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                            0.00
        (b) Class A-2 Notes                                                                            0.00
        (c) Class A-3 Notes                                                                            0.00
        (d) Class A-4 Notes                                                                            0.00
        (e) Class A-5 Notes                                                                            0.00
        (f) Class A-6 Notes                                                                            0.00
        (g) Class B Notes                                                                              0.00
        (h) Class C Notes                                                                              0.00

3.   Total Distribution of Interest                                        Cost per $1000
                                                                       -----------------------
        (a) Class A-1 Notes                                                  0.00000000                0.00
        (b) Class A-2 Notes                                                  0.00000000                0.00
        (c) Class A-3 Notes                                                  0.00000000                0.00
        (d) Class A-4 Notes                                                  0.00000000                0.00
        (e) Class A-5 Notes                                                  0.00000000                0.00
        (f) Class A-6 Notes                                                  1.15302152           27,326.61
                     Total Aggregate Interest on Class A Notes                                                          27,326.61
        (g) Class B Notes                                                    5.56666667                                 59,285.00
        (h) Class C Notes                                                    5.70833312                                 98,822.83


                 PRINCIPAL
---------------------------------------------

                                                       No. of Contracts
                                                       ---------------
1.   Amount of Stated Principal Collected                                                    517,775.58
2.   Amount of Principal Prepayment Collected                   57                           888,196.41
3.   Amount of Liquidated Contract                              2                             25,350.35
4.   Amount of Repurchased Contract                             0                                  0.00

       Total Formula Principal Distribution Amount                                                                  1,431,322.34

5. Principal Balance before giving effect to
    Principal Distribution                                                         Pool Factor
                                                                                   ------------
        (a) Class A-1 Notes                                                          0.0000000                              0.00
        (b) Class A-2 Notes                                                          0.0000000                              0.00
        (c) Class A-3 Notes                                                          0.0000000                              0.00
        (d) Class A-4 Notes                                                          0.0000000                              0.00
        (e) Class A-5 Notes                                                          0.0000000                              0.00
        (f) Class A-6 Notes                                                          0.2128655                      5,044,913.33
        (g) Class B Notes                                                            1.0000000                     10,650,000.00
        (h) Class C Notes                                                            1.0000000                     17,312,029.25

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                 0.00
        (b) Class A-2 Notes                                                                                                 0.00
        (c) Class A-3 Notes                                                                                                 0.00
        (d) Class A-4 Notes                                                                                                 0.00
        (e) Class A-5 Notes                                                                                                 0.00
        (f) Class A-6 Notes                                                                                                 0.00
        (g) Class B Notes                                                                                                   0.00
        (h) Class C Notes                                                                                                   0.00

7. Principal Distribution                                 Cost per $1000
                                                          --------------
        (a) Class A-1 Notes                                 0.00000000                                                      0.00
        (b) Class A-2 Notes                                 0.00000000                                                      0.00
        (c) Class A-3 Notes                                 0.00000000                                                      0.00
        (d) Class A-4 Notes                                 0.00000000                                                      0.00
        (e) Class A-5 Notes                                 0.00000000                                                      0.00
        (f) Class A-6 Notes                                60.39334768                                              1,431,322.34
        (g) Class B Notes                                   0.00000000                                                      0.00
        (h) Class C Notes                                   0.00000000                                                      0.00

8. Principal Balance after giving effect to
   Principal Distribution                                               Pool Factor
                                                                        -----------
        (a) Class A-1 Notes                                              0.0000000                              0.00
        (b) Class A-2 Notes                                              0.0000000                              0.00
        (c) Class A-3 Notes                                              0.0000000                              0.00
        (d) Class A-4 Notes                                              0.0000000                              0.00
        (e) Class A-5 Notes                                              0.0000000                              0.00
        (f) Class A-6 Notes                                              0.1524722                      3,613,590.99
        (g) Class B Notes                                                1.0000000                     10,650,000.00
        (h) Class C Notes                                                1.0000000                     17,312,029.25


                 POOL DATA
---------------------------------------------
                                                                                                     Aggregate
                                                                             No. of Contracts    Principal Balance
                                                                             ----------------    -----------------
1.   Pool Stated Principal Balance as of 3/31/2003                              1,250            31,575,620.24

2. Delinquency Information                                                                                            % Delinquent
                                                                                                                      ------------

              (a) 31-59 Days                                                        18                 502,873.36          1.593%
              (b) 60-89 Days                                                        12                 273,235.92          0.865%
              (c) 90-119 Days                                                       3                   55,509.41          0.176%
              (d) 120 Days +                                                        0                        0.00          0.000%

3.   Contracts Repossessed during the Due Period                                    0                       0.00

4.   Current Repossession Inventory                                                 0                       0.00

5. Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                   2                  25,350.35
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                     61,156.11
                                                                                              -------------------
       Total Aggregate Net Losses for the preceding Collection Period                                                   -35,805.76

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                      197,246.56

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)             583                                5,291,682.45

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                            8.970%

9.   Weighted Average Remaining Term to
     Maturity of all Outstanding Contracts                                                                                102.825

              TRIGGER ANALYSIS
---------------------------------------------

1.  (A)  AVERAGE 60+ DELINQUENCY PERCENTAGE                   1.389%
    (B) DELINQUENCY PERCENTAGE TRIGGER IN EFFECT ?                                  NO

2.  (A)  AVERAGE NET LOSS RATIO                               0.057%
    (B)  NET LOSS RATIO TRIGGER IN EFFECT ?                                         NO
    (C)  NET LOSS RATIO (USING ENDING POOL BALANCE)           0.189%

3.  (A) SERVICER REPLACEMENT PERCENTAGE                      -0.077%
    (B) SERVICER REPLACEMENT TRIGGER IN EFFECT ?                                    NO

               MISCELLANEOUS
---------------------------------------------

1.    Monthly Servicing Fees                                                                                             13,752.89

2.    Servicer Advances                                                                                                  22,898.83

3.   (a)  Opening Balance of the Reserve Account                                                                      5,176,614.89
     (b)  Deposits to the Reserve Account                                                              78,346.44
     (c)  Investment Earnings in the Reserve Account                                                    3,780.94
     (d)  Distribution from the Reserve Account                                                             0.00
     (e)  Ending Balance of the Reserve Account                                                                       5,258,742.27

4.    Specified Reserve Account Balance                                                                               5,325,240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                        3,360.65
     (b)  Deposits to the Pay-Ahead Account from the Collection Account                                 2,656.62
     (c)  Investment Earnings in the Pay-Ahead Account                                                      0.24
     (d)  Transfers from the Pay-Ahead Account to the Collection Account                               (2,832.54)
     (e)  Ending Balance in the Pay-Ahead Account                                                                         3,184.97